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Exhibit 23

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 333-38167, No. 333-82685, No. 333-92577, No. 333-36790 and No. 333-51914) and related prospectuses, and to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-11299, No. 333-35287, No. 333-85575 and 333-59158, No. 333-34320, No. 333-52804 and No. 333-59160) pertaining to the 1993 Stock Plan, the 1996 Nonemployee Directors Stock Option Plan, the 1998 Stock Incentive Plan, the GMS/Affymetrix 1998 Stock Plan, the Affymetrix/Neomorphic, Inc. 1998 Stock Option Plan and the Affymetrix, Inc. 2000 Equity Incentive Plan of Affymetrix, Inc. of our report dated January 25, 2002, except for Note 18, as to which the date is March 7, 2002, with respect to the consolidated financial statements and schedule of Affymetrix, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

                      /s/ ERNST & YOUNG LLP

Palo Alto, California
March 28, 2002

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  Exhibit 23
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS